                                                                     EXHIBIT 4.8

                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT (the "Amendment Agreement") is made and entered into this 18 day of May, 1994 by and among THE WACKENHUT CORPORATION, a Florida corporation having its principal place of business in Coral Gables, Florida (the "Borrower"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association in its capacity as agent (the "Agent") for each of the lenders (the "Lenders") party to the Credit Agreement (as defined below). Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Credit Agreement.

                                  WITNESSETH:

     WHEREAS, the Borrower, the Agent and the Lenders have entered into the Amended and Restated Revolving Credit and Reimbursement Agreement dated July 1, 1993 whereby the Lenders have made loans and advances to, and issued letters of credit for the benefit of, the Borrower, as at any time hereafter amended, restated, modified or supplemented, the "Credit Agreement"; and

     WHEREAS, the Borrower, the Lenders and the Agent have agreed that the Credit Agreement shall be amended in the manner set forth herein;

     NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

     1. AMENDMENT. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     (a) Section 1.01 thereof is hereby amended as follows:

     (i) to include, immediately preceding the definition of "Business Day," the following definition:

     " 'Bridge Note' means the $4,500,000 Term Note of Wackenhut Corrections
Corporation dated May   , 1994 and payable to the order of NationsBank, as the
same may be extended, modified, substituted or replaced;"

     (ii) the definition of "Total Revolving Loan Commitment" is hereby amended in its entirety to read as follows:

     " 'Total Revolving Loan Commitment' means (i) for the period from the Closing Date to September 30, 1994, $60,000,000 less the greater of (a) $20,000,000 if the Company shall sell any of its capital stock, or (b) the net proceeds received by the Company from any other financing permitted under this Agreement (other than a refinancing of Indebtedness of The Atrium at Coral Gables, Ltd., so long as the proceeds of such financing are applied to pay such Indebtedness and the balance, if any, to reduce the Total Revolving Loan Commitment), and (ii) after September 30, 1994, $40,000,000, as reduced pursuant to Section 2.10 hereof; PROVIDED, HOWEVER, that the Total Revolving Loan Commitment as determined above shall be further reduced by an amount equal to the principal outstanding under the Bridge Note as of the date of such determination;"

     (b) Section 7.09(b)(i) thereof is hereby amended in its entirety to read as follows:

     "(i) Indebtedness arising under this Agreement and the Bridge Note,"

     (c) Section 8.01 thereof is hereby amended to add a new paragraph (l) as follows and to renumber existing paragraph (l) as paragraph (m):

     "(l) Any Default or Event of Default (as defined therein) shall have occurred under the Bridge Note; or"

     2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that except as disclosed by the Borrower in writing to the Lenders as of the date hereof:

     (a) The representations and warranties made by the Borrower in Article IV thereof are true on and as of the date hereof;

     (b) There has been no material change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since April 4, 1993 other than changes in the ordinary course of business, none of which has been a material adverse change;

     (c) The business and properties of the Borrower and its Subsidiaries are not, and since April 4, 1993 have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

     (d) After giving effect to this Amendment Agreement no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the Notes, either immediately or with the lapse of time or the giving of notice, or both.

     3. CONSENT TO SALE OF CAPITAL STOCK. The Agent and the lenders hereby consent to the issuance and sale of up to 31% (as determined on the date of such sale) of the outstanding capital stock of Wackenhut Corrections Corporation to a Person other than the Borrower or a Wholly-Owned Restricted Subsidiary.

     4. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement is subject to the receipt by the Agent of the following:

     (i) four counterparts of this Amendment Agreement duly executed by all signatories hereto;

     (ii) opinion of counsel for the Borrower as to the authorization, execution and delivery of this Amendment Agreement and the enforceability of the same against the Borrower in accordance with its terms;

     (iii) an amount equal to the aggregate legal fees incurred by the Agent in connection with the negotiation, review and execution of this Amendment Agreement; and

     (iv) copies of all additional agreements, instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

     All proceedings by the Borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.

     5. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY (i) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

     9. ENFORCEABILITY. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     10. CREDIT AGREEMENT. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

     11. SUCCESSORS AND ASSIGNS. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Agent and their respective successors, assigns and legal representatives; PROVIDED, however, that the Borrower, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                              BORROWER:
(CORPORATE SEAL)                              THE WACKENHUT CORPORATION
ATTEST:                                       By:  /s/  Richard C. DeCook
                                                 --------------------------------------------
                                              Name: Richard C. DeCook
                                                   ------------------------------------------
                                              Title: SR. V.P.
                                                    -----------------------------------------
- --------------------------------------------
Asst. Secretary

                             Signature Page 1 of 2

                                          NATIONSBANK OF FLORIDA, NATIONAL
                                          ASSOCIATION, as Agent for the Lenders

                                          By:      /s/  John A. Miller

                                            ------------------------------------
                                            Name: John A. Miller

                                            ------------------------------------
                                            Title: Vice President

                                            ------------------------------------

                                          NATIONSBANK OF FLORIDA, NATIONAL
                                          ASSOCIATION, as Lender

                                          By:      /s/  John A. Miller

                                            ------------------------------------
                                            Name: John A. Miller

                                            ------------------------------------
                                            Title: Vice President

                                            ------------------------------------

                             Signature Page 2 of 2